Exhibit 99.1

Liquidity Services, Inc. to Acquire Jacobs Trading Remarketing Business

•	Acquisition enhances Liquidity Services’ position as the leading reverse supply chain solution to Fortune 500 retailers and manufacturers of consumer goods

•	Deal consideration of $140 million plus contingent earn-out of up to $30 million; Transaction expected to add 28 to 33 cents per cash-based diluted EPS to Liquidity Services’ fiscal 2012 results

WASHINGTON – September 1, 2011 -- Liquidity Services, Inc. (NASDAQ: LQDT; “Liquidity Services” or the “Company”), which provides leading corporations, public sector agencies and buying customers the world's most transparent, innovative and effective online marketplaces and integrated services for surplus assets, today announced it has agreed to acquire the consumer goods remarketing business of Jacobs Trading Company (Jacobs Trading) for $140 million plus potential performance-based consideration. Jacobs Trading is a privately held provider of remarketing and reverse logistics solutions with an over 20-year track record of service excellence to Walmart and other leading Fortune 500 retailers and consumer goods manufacturers. The acquisition, which will be financed with a combination of cash, a seller note and Liquidity Services common stock, is expected to close in the first quarter of Liquidity Services’ fiscal year 2012 and is subject to regulatory approval, other customary closing conditions and post-closing price adjustments related to working capital items.

The acquisition strengthens Liquidity Services by expanding its existing relationship with Walmart and adding a critical mass of manufacturer clients, products and buyers to its leading consumer goods marketplace.  In addition to a specialized sales force and operations team focused on serving large volume domestic and export buyers, Jacobs Trading brings to Liquidity Services proven domain expertise in providing efficient, large scale reverse logistics and remarketing services for consumer goods sold by U.S. retailers. Liquidity Services will retain the Jacobs Trading management team and employees which will operate as part of its Commercial Marketplace business.

"The acquisition of Jacobs Trading is perfectly aligned with our strategy of creating a diversified, $1 billion growth business and further penetrating the $60 billion U.S. retail market opportunity for our services. We believe that Jacobs Trading is a natural complement to our organization and a winning proposition for Liquidity Services’ and Jacobs Trading’s growing network of Fortune 500 clients and buying customers," said Bill Angrick, Chairman and CEO of Liquidity Services. "In addition to expanding our existing, strong relationship with Walmart, this strategic combination will enable our respective clients and buying customers to utilize a broader array of innovative value-added services, sales channels and distribution center locations to save costs, improve cycle times and accelerate sustainability initiatives within the retail supply chain. The complementary strengths of Jacobs Trading will enhance Liquidity Services’ position as the leading reverse supply chain solution for Fortune 500 retailers and manufacturers of consumer goods.”

Terms of the deal include upfront consideration of $140 million, consisting of $80 million in cash, $40 million in a seller promissory note and $20 million in Liquidity Services’ common stock, based on the average closing price during the 10 trading days prior to the executed definitive purchase agreement.

The transaction also includes additional contingent earn-out payments of up to an aggregate of $30 million based on Jacobs Trading’s EBITDA results for calendar year 2012 and calendar year 2013.  Jacobs Trading selling stockholders may elect to receive any earn-out amounts due in either: (i) all cash, or (ii) up to 50% in Liquidity Services’ stock and the remainder in cash.  Any stock elected to be taken by Jacobs Trading selling stockholders pursuant to an earn-out shall be valued based on the average closing price of Liquidity Services’ common stock during the 10 trading days prior to the end of the earn-out period, December 31, 2012 and December 31, 2013. RBC Capital Markets LLC provided Liquidity Services with a fairness opinion related to the transaction.

During calendar year 2010 the acquired Jacobs Trading business recorded revenues and adjusted EBITDA (which excludes non-cash compensation and other items) of approximately $65.3 million and $18.3 million, respectively; and has grown its revenues and adjusted EBITDA at a compound annual rate of more than 20 percent annually during the past three calendar years. Jacobs Trading utilizes the purchase model and thus revenue approximates Gross Merchandise Volume (GMV), as reported by Liquidity Services for top-line sales.

Business Outlook
Liquidity Services expects the transaction to add 28 to 33 cents per cash-based diluted earnings per share to its fiscal 2012 results, excluding one-time deal expenses and amortization of deal related intangible assets which have not yet been determined, and assuming an October 1, 2011 closing date. As this is a material transaction for the Company, a Form 8-K with detail on Jacobs Trading historical financial information will be filed with the SEC, within 70 days of closing.

Conference Call
Liquidity Services will host a conference call at 10:30am Eastern Time today to discuss this announcement. Investors and other interested parties may access the teleconference by dialing 866-825-3209 or 617-213.8061 and providing the participant pass code 88984363. A live webcast of the conference call, together with a slide presentation that includes supplemental information, can be accessed through the Company's Investor Relations web site at www.liquidityservicesinc.com.  In addition, an archive of the webcast will be accessible on the Company’s website for 90 days ending December 1, 2011.  An audio replay of the teleconference will also be available until December 1, 2011.  To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 72147506. Both replays will be available starting at 1:30 p.m. on the day of the call.

About Liquidity Services, Inc. (LQDT)
Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world's most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $2.0 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has approximately 700 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements
This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits, impact on fiscal 2011 and 2012 operating results and the expected closing date of the acquisition of the Jacobs Trading business by Liquidity Services. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as "expects," or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

Liquidity Services, Inc. Contact
Julie Davis,
Director Investor Relations
202.558.6234
julie.davis@liquidityservicesinc.com